Exhibit 10.77

Guy Carpenter & Company, Inc.

44 Whippany Road    Telephone      973-285-7900

P.O. Box 1926              Facsimile         917-934-9700

Morristown, New Jersey 07962-1926

Cover Note Addendum #2

File #:                    8493-3

Effective Date:    January 1, 2004

Issue Date:          March 11, 2004

COMPANY:

SCPIE HOLDINGS, Inc.,

AND/OR SCPIE INDEMNITY COMPANY,

AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,

AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,

AND/OR SCPIE INSURANCE SERVICES, INC.,

AND/OR SCPIE MANAGEMENT SERVICES, INC.,

LOS ANGELES, CALIFORNIA

TYPE:

PER POLICY EXCESS OF LOSS REINSURANCE

BUSINESS COVERED:

Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinical Laboratories and Personal Umbrella Business written by Brown & Brown, Inc., Tampa, Florida.

It is understood and agreed that with effect from January 1, 2004 the following sections are amended to read as follows:

TERM:

(A)	January 1, 2000 to December 31, 2004 covering claims made on policies inforce, issued or renewed on or after January 1, 2000.

(B)	It is understood and agreed that if the Reinsurers loss ratio (i.e., the ratio of the Reinsurers losses and L.A.E. incurred to the Company’s reinsurance premiums earned net of ceding commission) exceeds 115%, subject to 120 days notice to any December 31st, the terms and conditions can be amended subject to mutual agreement between the parties hereto.

Page:                     2 of 4

File #:                    8493-3

Effective Date:    January 1, 2004

Issue Date:          March 11, 2004

TERM (Continued):

It is further understood and agreed the Company shall declare to the Reinsurers hereunder all policies issued providing limits greater than $5,000,000/$5,000,000 per physician, per occurrence. Upon review of such policies should the Reinsurers deem the exposure under this Contract to be measurably altered then the terms and conditions hereunder can be amended subject to mutual agreement between the parties hereto.

It is specially agreed that in such case the Company will refrain from ceding any new policies for limits greater than $5,000,000/$5,000,000 per physician, per occurrence until such mutual agreement has been attained.

ANNUAL DEPOSIT PREMIUM:

$1,300,000 payable $325,000 quarterly as of each 1/1, 4/1, 7/1 and 10/1 during the period January 1, 2000 to December 31, 2002. $1,785,000 payable $446,250 quarterly as of each 1/1, 4/1, 7/1 and 10/1 during the period January 1, 2003 to December 31, 2004. Adjustable as of each December 31st on the basis of “Actual” original gross premium charged by the Company for policy limits excess of $2,000,000 which are issued or renewed during each twelve (12) months period January 1st to December 31st during the term of this Contract.

ANNUAL MINIMUM PREMIUM:

$1,000,000 during each 12 month period from January 1, 2000 to December 31, 2002 and $1,500,000 during each 12 month period from January 1, 2003 to December 31, 2004.

PROFIT COMMISSION:

The Company shall receive a Profit Commission equal to 80% of the net profit accruing to the Reinsurers under this Contract, computed as follows:

1.	Reinsurance Premiums Earned,excluding any additional premiums;

2.	Less: Losses and Loss Adjustment Expenses Incurred;

3.	Less: Actual Ceding Commission as Calculated above.

4.	Less: Management Expenses of 23.50% of Reinsurance Premiums Earned as in (1) above.

Unlimited deficit carryforward to next Agreement period.

Page:                     3 of 4

File #:                    8493-3

Effective Date:    January 1, 2004

Issue Date:          March 11, 2004

PROFIT COMMISSION (Continued):

The term “Agreement period” shall mean the period January 1, 2000 through December 31, 2004. It is further agreed that the first calculation of Profit Commission shall be computed as of December 31, 2000, and annually thereafter, and that payment of any Profit Commission for the Agreement Period shall be made by the Reinsurers to the Company as of December 31, 2005. The Company agrees that payment of any Profit Commission shall be subject to complete commutation at mutually agreeable terms as respects all losses reported within the Profit Commission period. Payment of any Profit Commission by the Reinsurers to the Company shall constitute full and final release of the Reinsurers liability from all further loss development under this Contract.

However, notwithstanding the foregoing, the Company at its option may elect to receive as of December 31, 2004 a provisional payment of 80% of the expected total Profit Commission hereunder. Should the provisional Profit Commission calculation result in a deficit then any previous provisional payments received by the Company shall be returned to the Reinsurers.

All other terms and conditions shall remain unchanged:

EFFECTED WITH:

Reinsurer	FEIN #	1st Layer

Hannover Rückversicherung AG	AA-1340125	100.00%

Total		100.00%

Page:                     4 of 4

File #:                    8493-3

Effective Date:    January 1, 2004

Issue Date:          March 11, 2004

This Cover Note confirms the terms and conditions of the reinsurance negotiated with the listed reinsurers on your behalf. In the event that any of these details do not meet with your approval, or the security of the participating reinsurers does not meet with your requirements, please notify this office immediately. If all is in order, please sign and return one copy of this Cover Note to confirm your approval and complete our files.

Managing Director Guy Carpenter & Company, Inc.	Senior Vice President Guy Carpenter & Company, Inc.

Date	Date

SCPIE Indemnity Company

Date